EXHIBIT 5.1 AND 23.2



                                    October 3, 1996


CPAC, Inc.
2364 Leicester Road
Leicester, New York 14481

Dear Sirs:

     We have examined the corporate records and proceedings of CPAC, Inc., a New York business corporation (hereinafter referred to as "Company"), with respect to:

     1.  The organization of the Company;

     2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, all of the presently outstanding and issued stock of the Company; and

     3. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 39,000 shares (hereinafter referred to as the "Company's Registered Shares") of Common Stock of the Company covered by the Registration Statement (hereinafter referred to as the "Registration Statement") and Prospectus dated as of October 3, 1996.

     Based upon such examination, we are of the opinion that:

     (a) CPAC, Inc. is duly organized and validly existing under the laws of the State of New York;

     (b) The Company is authorized to issue 20,000,000 shares of Common Stock of the par value of $.01 per share, of which 7,038,503 shares of Common Stock have been issued and are presently outstanding;

     (c) The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

     (d) When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Company's shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

     We hereby consent:

     (1) To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Company's shares; and

     (2) To the filing of the opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

                                    Very truly yours,

                                    CHAMBERLAIN, D'AMANDA,
                                       OPPENHEIMER & GREENFIELD


                                    By: /s/ Richard B. Sullivan
                                        ----------------------------
                                        Richard B. Sullivan

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